Exhibit 24.2

MVC ACQUISITION CORP.

POWER OF ATTORNEY

WHEREAS, MVC Acquisition Corp., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 a Registration Statement on Form S-1 (the “Form S-1”) and intends to file amendments thereto as may be necessary or appropriate from time to time, together with any and all exhibits and other relevant or associated documents, in connection with the proposed initial public offering of units of the Company, each consisting of one share of common stock and one warrant.

NOW THEREFORE, each person whose signature appears below constitutes and appoints Michael Tokarz, James J. Pinto and Peter Seidenberg, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to the Form S-1 and (2) registration statements, and any and all amendments thereto (including post-effective amendments), relating to the transactions contemplated by the Form S-1 filed pursuant to 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, the undersigned have executed this instrument effective this 10th day of January, 2008.

/s/ Emilio Dominianni
Emilio Dominianni, Director

/s/ Gerald Hellerman
Gerald Hellerman, Director

/s/ Warren Holtsberg
Warren Holtsberg, Director